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                                     REEBOK
                               EXCESS BENEFIT PLAN

                 AMENDED AND RESTATED EFFECTIVE JANUARY 1, 2004

1.       PURPOSE AND SCOPE OF EXCESS BENEFIT PLAN; EFFECTIVE DATE.

         The purpose of this Excess Benefit Plan is to provide benefits supplementing the Discretionary Contributions made under the Savings and Profit-Sharing Plan which are limited by reason of sections 401(a)(17) and 415(c)(1)(A) of the Internal Revenue Code.

         This Excess Benefit Plan was established in 1990, and is amended and restated in its entirety effective January 1, 2004. Effective as of January 1, 2004, this Excess Benefit Plan is incorporated by reference into and made a part of the Reebok Executive Deferred Compensation Plan (the "Plan"), and all of the terms and conditions of Plan govern the Excess Benefit Plan. To the extent of any inconsistency between this Excess Benefit Plan and the Plan, the terms of the Plan will govern.

2.       DEFINITIONS.

         DEFINITIONS. All of the definitions contained in the Plan shall apply to the Excess Benefit Plan. In addition, as used herein, the following terms shall have the meanings specified below, unless a different meaning is clearly indicated by the context.

         2.1 "Discretionary Credit" means any amount credited to a Participant's account under paragraph 5.3.2 below.

         2.2 "Excess Benefit Plan Account" means the aggregate balance to the credit of an Excess Benefit Plan Participant's Discretionary Credit Subaccount and Supplemental Credit Subaccount.

         2.3 "Excess Benefit Plan Participant" means an Employee for whose benefits Discretionary Credits and Supplemental Credits are allocated under Section 3.

         2.4 "Excess Benefit Plan Retirement" means termination of employment on or after attainment of age 65 or such earlier age as may be determined by the Company in its sole discretion.

         2.5 "Interest" means the amounts credited pursuant to Section 7.2 herein.

         2.6 "Interest Rate" means the interest-equivalency rate, which, for any month, is Merrill Lynch annual corporate bond yield rate for the last business day of the calendar quarter preceding the calendar quarter in which such month occurs, divided by 12. The Committee may, in its discretion, select a different rate, provided that notice to the Deferral Plan Participants of the change in rate has been given reasonably in advance of the date on which the Participant's deferral elections are required to be made.

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         2.7 "Savings and Profit-Sharing Plan" means the Reebok Savings and
         Profit-Sharing Retirement Plan established for employees of Reebok International Ltd., as amended from time to time, a portion of which is a profit-sharing plan maintained by the Company and is intended to be qualified under section 401(a) of the Code, as from time to time in effect.

         2.8 "Supplemental Credit" means, with respect to any Participant for any plan year of the Savings and Profit-Sharing Plan, an amount equal to the excess of (i) over (ii), where

                    (i) is the portion of the employer contributions to the Savings and Profit-Sharing Plan for such year which, after expenses, if any, would have been allocated to the Participant's account under the Savings and Profit-Sharing Plan if such allocation had been made without regard to the limitations of sections 401(a)(17) and 415(c)(1)(A) of the Code and the corresponding provisions of the Savings and Profit-Sharing Plan; and

                    (ii) is the amount of the employer contributions to the Savings and Profit-Sharing Plan for such year which is actually allocated to the Participant's account thereunder.

         No Supplemental Credits shall be made or credited under this Excess Benefit Plan with respect to plan years of the Savings and Profit-Sharing Plan ended prior to December 31,1989.

         2.9 "Supplemental Credit Eligible Employee" for purposes of the Supplemental Credit means any employee of the Company who is eligible to participate in the Savings and Profit-Sharing Plan and has limited Discretionary Contributions under such plan due to limits under the Code.

3.       CREDITS.

         3.1 As of the date on which the Company makes its contributions to the Savings and Profit-Sharing Plan for a particular plan year, unless otherwise approved by the Committee, the Administrator shall credit to each Supplemental Credit Eligible Employee's Subaccount the Supplemental Credit, if any, for such year.

         3.2 As of the same date, the Administrator shall credit to each Supplemental Credit Eligible Employee's Discretionary Credit Subaccount the Discretionary Credit, if any, determined by the Board with respect to such Participant for such year.

         3.3 The Supplemental Credits and the Discretionary Credits shall be credited to the Supplemental Credit Subaccount or Discretionary Credit Subaccount, as the case may be, together with the Interest Equivalency Credit, as described in Section 7.

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4.       VESTING. Each Participant shall have a vested and nonforfeitable right to his or her Supplemental Credit and Discretionary Credit Subaccount balances hereunder at such time or times, and to such extent, as the Participant is vested in his or her allocated share of the Company's Profit-Sharing Contribution under the Savings and Profit-Sharing Plan. Notwithstanding the preceding sentence, if a Participant vests in any portion of his or her Savings and Profit-Sharing Plan accounts by reason of the termination or partial termination of the Savings and Profit-Sharing Plan, he or she shall be deemed to have vested in the corresponding portion of the account balance hereunder only to the extent, if any, determined by the Committee. Nothing in this paragraph shall be deemed to give any Participant rights greater than those described in paragraph 9.1 below.

5.       BENEFIT PAYMENT.

         5.1 Payment of the vested and nonforfeitable portion of the amounts credited to a Participant's Excess Benefit Plan Account shall be made in one of the following forms: (1) single lump sum distribution; (2) annual installment payments over a five-year period; or (3) annual installment payments over a ten-year period. Installment payments for any year shall be determined by dividing the outstanding balance to the credit of the Participant's Excess Benefit Plan Account by the remaining number of installment payments. If the Participant dies before the five or ten annual installment payments are made, the unpaid balance will continue to be paid in installments for the unexpired portion of such period to the Participant's Beneficiary.

         5.2 A Participant shall elect the form of benefit payment in accordance with the procedures established by the Committee. A Participant must make a written election as to benefit payment form when he or she first becomes eligible to participate. Failure to elect a particular distribution method will be treated as a deemed election to receive a single lump sump distribution. A Participant may who is not yet in payment status may change his or her election hereunder with respect to the balance to the credit of his or her entire account at any time in a writing acceptable to the Committee, but in that event such Participant shall not be credited with Interest, as described in Section 7.2.3.

6. DISTRIBUTION. Commencing on the first business day of the third calendar month following the later of (i) separation from service with the Company and any member of its controlled group of corporations (within the meaning of section 414 of the Code) and (ii) Excess Benefit Plan Retirement, a Participant shall receive his or her benefit in the form provided under paragraph 5 herein. Participants receiving installment payments shall receive subsequent payments as of the anniversary date of the first installment payment.

7.       ACCOUNTS; CREDITING OF INTEREST

         7.1 ACCOUNTS. Accounts shall be established under the Excess Benefit Plan to which amounts are credited for the Participant's benefit under
         Section 3. References to a Participant's Account shall include subaccounts established for the purpose of crediting Discretionary Credits and Supplemental Credits.

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         7.2      INTEREST-EQUIVALENCY CREDIT.

                          7.2.1 As of the last day of each calendar month (the
                 "crediting month"), there shall be credited to each Participant's Account (including a Participant receiving installment payments under Section 5.1) an amount determined by multiplying the balance of such Account on the last business day of the immediately preceding month by the Interest Rate applicable to the crediting month.

                          7.2.2 In addition, for any month in which a
                 Supplemental Credit or Discretionary Credit is added to a Participant's Account, there shall also be added to such subaccount an amount determined by multiplying the Interest Rate by such Credit or Credits for the period commencing on the date or dates such Credits were made to the account and ending on the last date of such month.

                          7.2.3 Notwithstanding the foregoing, Interest shall
                 not be credited under subparagraphs 7.2.1 or 7.2.2 to a Participant's Account for the three calendar months following a change in payment form, as described in paragraph 5.2.

         7.3      ALTERNATIVE PHANTOM INVESTMENT ELECTIONS.

                          7.3.1 The Committee may, in lieu of the crediting of
                 Interest as provided in Section 7.2, provide that a Participant may select among phantom investment funds for the purposes of determining the phantom investment earnings or losses with respect to a Excess Benefit Plan Participant's Account. The phantom investment funds shall be selected by the Committee in its sole discretion, and shall be established for record keeping purposes only, and shall not be required to be informally funded or held in specific investments or as separated assets.

                          7.3.2 In the event that the Committee determines to
                 permit alternative investment elections by Excess Benefit Plan Participants, or determines to change the phantom investment funds offered to, it shall provide advance notice to Participants.

         IN WITNESS WHEREOF, Reebok International Ltd. has caused this Excess Benefit Plan to be executed by its officer hereunto duly authorized this 11th day of February, 2004.

                              REEBOK INTERNATIONAL LTD.

                                     /s/ David A. Pace
                              By: ________________________________




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